Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q2 2024 Financial Results and Provides Outlook for Q3 2024

Second Quarter Revenues increased 18% on a year over year basis to $205M, in line with guidance
Net Cash from Operations of $25 million; at the mid-point of the Guided Range

ITASCA, Ill., July 31, 2024 - Knowles Corporation (NYSE: KN) ("Knowles" the "Company"), a leading global supplier of high performance electronics for demanding applications, including ceramic capacitors and radio frequency (“RF”) filters, advanced medtech microphones, balanced armature speakers, and MEMS microphones for the consumer electronic market, today announced results for the quarter ended June 30, 2024.

“We closed the second quarter of 2024 with revenues, Non-GAAP diluted earnings per share, and net cash from operating activities in line with our expectations and at the mid-point of our guided range. Our revenues grew from the prior year by 18% while our generation of net cash from operations remained strong allowing us to repurchase shares while reducing debt levels in the quarter,” commented Jeffrey Niew, President and CEO of Knowles.

“Building upon our second quarter performance, in the third quarter we expect sequential and year over year revenue growth in our Medtech and Specialty Audio and Precision Devices segments, along with sequential earnings growth and sustained strong cash generation.”

Mr. Niew added, “I am pleased with our execution in transitioning our company's portfolio to higher value markets and products to drive shareholder value. As we begin to see demand improve across several end markets within the Precision Devices segment, we believe we are well positioned for future growth."

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q2-24	Q1-24	Q2-23
Revenues	$204.7	$196.4	$173.0
Gross profit	$77.6	$69.9	$73.7
(as a % of revenues)	37.9%	35.6%	42.6%
Non-GAAP gross profit	$79.7	$74.7	$72.7
(as a % of revenues)	38.9%	38.0%	42.0%
Diluted (loss) earnings per share*	$(2.90)	$0.03	$0.15
Non-GAAP diluted earnings per share	$0.24	$0.20	$0.23
Net cash provided by operating activities	$24.9	$17.3	$0.5
* Current period results include $0.07 per share in stock-based compensation expense, $0.06 per share in intangibles amortization expense, $0.02 per share in acquisition-related costs, $0.01 per share in production transfer costs, $2.77 per share related to a goodwill impairment charge for the Consumer MEMS Microphones reporting unit, and $0.21 per share for differences related to the GAAP effective tax rate excluded from non-GAAP results.

Third Quarter 2024 Outlook
The forward looking guidance for the quarter ending September 30, 2024 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$210 to $220 million	—	$210 to $220 million
Diluted earnings per share	$0.20 to $0.24	$0.09	$0.29 to $0.33
Net cash provided by operating activities	$35 to $45 million	—	$35 to $45 million

Q3 2024 GAAP results are expected to include approximately $0.07 per share in stock-based compensation expense, $0.06 per share in intangibles amortization expense, and $0.01 per share in acquisition-related costs, partially offset by $0.05 per share for differences related to the GAAP effective tax rate. These items are excluded from non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

A conference call replay will be available after 7:00 p.m. Central time on July 31 through 11:59 p.m. Central time on August 8 at (800) 770-2030 (Toll-Free Dial-In); (609) 800-9909 (Toll Dial-In). The conference ID is 3966457. A webcast replay will also be accessible via the Knowles website at http://investor.knowles.com for a limited time.

About Knowles
Knowles is a market leader and global provider of high performance capacitors and radio frequency ("RF") filtering products, and advanced micro-acoustic microphones and balanced armature speakers, audio solutions, serving the medtech, defense, consumer electronics, electric vehicle, industrial, and communications markets. Knowles' focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables us to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: incurrence of additional impairment charges and a significant charge to earnings due to future events or factors, such as the impairment charge incurred in connection with our strategic alternatives review of the CMM segment (which could result in either a sale or a restructuring of our CMM segment), or changes to the underlying assumptions used to calculate fair value; a significant reduction in MEMS microphone sales due to any weakening demand, loss of market share, or other factors adversely affecting our levels and the timing of our sale of the MEMS microphones; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; difficulties or delays in and/or the Company’s inability to realize expected synergies from its acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2024

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Revenues	$204.7	$196.4	$173.0
Cost of goods sold	127.9	125.5	105.8
Gain on sale of fixed assets	(1.1)	—	(4.8)
Restructuring charges - cost of goods sold	0.3	1.0	(1.7)
Gross profit	77.6	69.9	73.7
Research and development expenses	20.9	20.6	19.7
Selling and administrative expenses	43.0	43.5	36.5
Goodwill impairment	249.4	—	—
Restructuring charges	(0.1)	1.5	0.6
Operating expenses	313.2	65.6	56.8
Operating (loss) earnings	(235.6)	4.3	16.9
Interest expense, net	4.6	4.4	0.8
Other expense (income), net	0.3	(0.4)	(1.3)
Gain on sale of asset, net	—	(5.4)	—
(Loss) earnings before income taxes	(240.5)	5.7	17.4
Provision for income taxes	18.8	3.2	3.8
Net (loss) earnings	$(259.3)	$2.5	$13.6

Net (loss) earnings per share:
Basic	$(2.90)	$0.03	$0.15
Diluted	$(2.90)	$0.03	$0.15

Weighted-average common shares outstanding:
Basic	89.4	89.6	91.4
Diluted	89.4	90.5	91.8

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
Revenues	$401.1	$317.3
Cost of goods sold	253.4	196.2
Gain on sale of fixed assets	(1.1)	(4.8)
Restructuring charges - cost of goods sold	1.3	(1.6)
Gross profit	147.5	127.5
Research and development expenses	41.5	39.7
Selling and administrative expenses	86.5	70.3
Goodwill impairment	249.4	—
Restructuring charges	1.4	1.6
Operating expenses	378.8	111.6
Operating (loss) earnings	(231.3)	15.9
Interest expense, net	9.0	1.6
Other (income) expense, net	(0.1)	1.0
Gain on sale of asset, net	(5.4)	—
(Loss) earnings before income taxes	(234.8)	13.3
Provision for income taxes	22.0	4.9
Net (loss) earnings	$(256.8)	$8.4

Net (loss) earnings per share:
Basic	$(2.87)	$0.09
Diluted	$(2.87)	$0.09

Weighted-average common shares outstanding:
Basic	89.5	91.4
Diluted	89.5	92.1

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gross profit	$77.6	$69.9	$73.7	$147.5	$127.5
Gross profit as % of revenues	37.9%	35.6%	42.6%	36.8%	40.2%
Stock-based compensation expense	0.5	0.5	0.7	1.0	1.2
Restructuring charges	0.3	1.0	(1.7)	1.3	(1.6)
Production transfer costs (2)	0.7	0.8	—	1.5	—
Acquisition-related costs (3)	0.6	1.4	—	2.0	—
Other (4)	—	1.1	—	1.1	—
Non-GAAP gross profit	$79.7	$74.7	$72.7	$154.4	$127.1
Non-GAAP gross profit as % of revenues	38.9%	38.0%	42.0%	38.5%	40.1%
Research and development expenses	$20.9	$20.6	$19.7	$41.5	$39.7
Stock-based compensation expense	(1.4)	(1.5)	(1.8)	(2.9)	(3.5)
Intangibles amortization expense	(2.1)	(2.1)	(1.6)	(4.2)	(3.2)
Acquisition-related costs (3)	(0.1)	(0.3)	—	(0.4)	—
Other (4)	(0.2)	—	(0.1)	(0.2)	(0.1)
Non-GAAP research and development expenses	$17.1	$16.7	$16.2	$33.8	$32.9
Selling and administrative expenses	$43.0	$43.5	$36.5	$86.5	$70.3
Stock-based compensation expense	(5.5)	(4.7)	(4.6)	(10.2)	(10.2)
Intangibles amortization expense	(3.6)	(3.8)	(1.3)	(7.4)	(2.6)
Production transfer costs (2)	(0.1)	—	—	(0.1)	—
Acquisition-related costs (3)	(1.3)	(2.5)	—	(3.8)	—
Other (4)	(0.1)	(0.1)	(0.5)	(0.2)	(0.1)
Non-GAAP selling and administrative expenses	$32.4	$32.4	$30.1	$64.8	$57.4
Operating expenses	$313.2	$65.6	$56.8	$378.8	$111.6
Stock-based compensation expense	(6.9)	(6.2)	(6.4)	(13.1)	(13.7)
Intangibles amortization expense	(5.7)	(5.9)	(2.9)	(11.6)	(5.8)
Goodwill impairment	(249.4)	—	—	(249.4)	—
Restructuring charges	0.1	(1.5)	(0.6)	(1.4)	(1.6)
Production transfer costs (2)	(0.1)	—	—	(0.1)	—
Acquisition-related costs (3)	(1.4)	(2.8)	—	(4.2)	—
Other (4)	(0.3)	(0.1)	(0.6)	(0.4)	(0.2)
Non-GAAP operating expenses	$49.5	$49.1	$46.3	$98.6	$90.3
Net (loss) earnings	$(259.3)	$2.5	$13.6	$(256.8)	$8.4
Interest expense, net	4.6	4.4	0.8	9.0	1.6
Provision for income taxes	18.8	3.2	3.8	22.0	4.9
(Loss) earnings before interest and income taxes	(235.9)	10.1	18.2	(225.8)	14.9
(Loss) earnings before interest and income taxes as % of revenues	(115.2)%	5.1%	10.5%	(56.3)%	4.7%
Stock-based compensation expense	7.4	6.7	7.1	14.1	14.9
Intangibles amortization expense	5.7	5.9	2.9	11.6	5.8
Goodwill impairment	249.4	—	—	249.4	—
Restructuring charges	0.2	2.5	(1.1)	2.7	—
Production transfer costs (2)	0.8	0.8	—	1.6	—
Acquisition-related costs (3)	2.0	4.2	—	6.2	—
Gain on sale of asset, net (5)	—	(5.4)	—	(5.4)	—
Other (4)	(0.1)	0.9	0.6	0.8	0.2
Adjusted earnings before interest and income taxes	$29.5	$25.7	$27.7	$55.2	$35.8
Adjusted earnings before interest and income taxes as % of revenues	14.4%	13.1%	16.0%	13.8%	11.3%
Net (loss) earnings	$(259.3)	$2.5	$13.6	$(256.8)	$8.4
Interest expense, net	4.6	4.4	0.8	9.0	1.6
Provision for income taxes	18.8	3.2	3.8	22.0	4.9
(Loss) earnings before interest and income taxes	(235.9)	10.1	18.2	(225.8)	14.9
Non-GAAP reconciling adjustments (7)	265.4	15.6	9.5	281.0	20.9
Depreciation expense	7.7	8.1	8.2	15.8	17.4
Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$37.2	$33.8	$35.9	$71.0	$53.2
Adjusted EBITDA as a % of revenues	18.2%	17.2%	20.8%	17.7%	16.8%

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Provision for income taxes	$18.8	$3.2	$3.8	$22.0	$4.9
Income tax effects of non-GAAP reconciling adjustments (6)	(16.4)	(0.5)	1.2	(16.9)	2.3
Non-GAAP provision for income taxes	$2.4	$2.7	$5.0	$5.1	$7.2

Net (loss) earnings	$(259.3)	$2.5	$13.6	$(256.8)	$8.4
Non-GAAP reconciling adjustments (7)	265.4	15.6	9.5	281.0	20.9
Income tax effects of non-GAAP reconciling adjustments (6)	(16.4)	(0.5)	1.2	(16.9)	2.3
Non-GAAP net earnings	$22.5	$18.6	$21.9	$41.1	$27.0

Diluted (loss) earnings per share	$(2.90)	$0.03	$0.15	$(2.87)	$0.09
Earnings per share non-GAAP reconciling adjustment (6)(7)	3.14	0.17	0.08	3.31	0.19
Non-GAAP diluted earnings per share	$0.24	$0.20	$0.23	$0.44	$0.28

Diluted average shares outstanding	89.4	90.5	91.8	89.5	92.1
Non-GAAP adjustment (8)	3.8	2.2	3.1	3.5	2.7
Non-GAAP diluted average shares outstanding (8)	93.2	92.7	94.9	93.0	94.8
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily within the United States. These amounts are included in the corresponding Gross profit and (Loss) earnings before interest and income taxes for each period presented.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(4)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects, foreign currency exchange rate impacts on restructuring balances, and the ongoing net lease cost (income) related to facilities not used in operations.
(5)    This gain is related to the sale of intellectual property previously used in the Intelligent Audio product line, which is included within the Consumers MEMS Microphones segment.
(6)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(7)    The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings before interest and income taxes to Adjusted earnings before interest and income taxes.
(8)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$84.0	$87.3
Receivables, net of allowances of $0.1 and $0.2	136.1	135.3
Inventories, net	190.1	196.4
Prepaid and other current assets	12.7	9.8
Total current assets	422.9	428.8
Property, plant, and equipment, net	159.4	175.4
Goodwill	291.2	540.7
Intangible assets, net	177.3	189.4
Operating lease right-of-use assets	10.6	13.1
Other assets and deferred charges	116.7	115.4
Total assets	$1,178.1	$1,462.8

Current liabilities:
Current maturities of long-term debt	$48.8	$47.1
Accounts payable	52.5	51.3
Accrued compensation and employee benefits	32.2	33.0
Operating lease liabilities	4.1	5.1
Other accrued expenses	22.0	25.0
Federal and other taxes on income	19.3	3.1
Total current liabilities	178.9	164.6
Long-term debt	212.4	224.1
Deferred income taxes	0.8	0.7
Long-term operating lease liabilities	6.9	8.2
Other liabilities	26.1	31.1
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 98,031,163 and 88,393,342 shares issued and outstanding at June 30, 2024, respectively, and 97,297,703 and 89,092,871 shares issued and outstanding at December 31, 2023, respectively	1.0	1.0
Treasury stock - at cost; 9,637,821 and 8,204,832 shares at June 30, 2024 and December 31, 2023, respectively	(176.3)	(151.2)
Additional paid-in capital	1,698.3	1,689.9
Accumulated deficit	(632.6)	(375.8)
Accumulated other comprehensive loss	(137.4)	(129.8)
Total stockholders' equity	753.0	1,034.1
Total liabilities and stockholders' equity	$1,178.1	$1,462.8

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net (loss) earnings	$(256.8)	$8.4
Adjustments to reconcile net (loss) earnings to cash from operating activities:
Goodwill impairment	249.4	—
Depreciation and amortization	27.4	23.2
Stock-based compensation	14.1	14.9
Deferred income taxes	0.9	3.7
Non-cash interest expense and amortization of debt issuance costs	4.3	0.4
Gain on sale of fixed assets	(1.1)	(4.8)
Gain on sale of asset	(7.2)	—
Non-cash restructuring charges	0.4	(1.7)
Other, net	(0.4)	(2.8)
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(1.0)	16.9
Inventories, net	3.4	(26.8)
Prepaid and other current assets	(2.4)	(2.4)
Accounts payable	2.8	7.3
Accrued compensation and employee benefits	(0.6)	(2.7)
Other accrued expenses	(2.6)	0.5
Accrued taxes	17.2	(2.6)
Other non-current assets and non-current liabilities	(5.6)	(9.1)
Net cash provided by operating activities	42.2	22.4

Investing Activities
Proceeds from the sale of property, plant, and equipment	—	12.1
Proceeds from the sale of asset	7.2	—
Capital expenditures	(6.6)	(7.9)
Purchase of investments	(0.5)	(0.4)
Proceeds from the sale of investments	0.5	0.4
Net cash provided by investing activities	0.6	4.2

Financing Activities
Payments under revolving credit facility	(92.0)	—
Borrowings under revolving credit facility	78.0	—
Repurchase of common stock	(25.0)	(12.5)
Tax on restricted and performance stock unit vesting and stock option exercises	(5.9)	(6.1)
Payments of debt issuance costs	—	(1.9)
Payments of finance lease obligations	(1.3)	(1.2)
Proceeds from exercise of stock options	0.2	1.6
Net cash used in financing activities	(46.0)	(20.1)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.3)

Net (decrease) increase in cash and cash equivalents	(3.3)	6.2
Cash and cash equivalents at beginning of period	87.3	48.2
Cash and cash equivalents at end of period	$84.0	$54.4